Exhibit 99.2

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet as of January 31, 2013 is presented on a pro forma basis to give effect to the purchase (“Purchase”) and related transactions as if they had been completed on January 31, 2013. The following unaudited pro forma condensed combined statements of operations income for the nine months ended January 31, 2013 and year ended April 30, 2012 are presented on a pro forma basis to give effect to the Purchase and related transactions as if they had been completed on the first day of the period, 2013.

The following unaudited pro forma condensed combined financial statements, or the “pro forma financial statements,” were derived from and should be read in conjunction with:

The consolidated financial statements of Petro River Oil Corp. (“PTRC”) as of the nine months ended January 31, 2013 and the year ended April 30, 2012.

The consolidated financial statements of Petro River Oil, LLC (“Petro”) as of the nine months ended January 31, 2013 and the year ended April 30, 2012.

The consolidated financial statements of PTRC and Petro as of the nine months ended January 31, 2013 have been adjusted in the pro forma financial statements to give effect to items as disclosed in Note 2. The pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements.

The unaudited pro forma adjustments were based on certain assumptions and estimates that PTRC believes are reasonable based on publicly available information. Additional information may exist that could materially affect the assumptions and estimates and related pro forma adjustments. Pro forma adjustments have been included only to the extent appropriate information is known, factually supportable and reasonably available to PTRC.

The pro forma financial statements have been presented for informational purposes only. The pro forma financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Purchase been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. There were no material transactions between PTRC and Petro during the periods presented in the pro forma financial statements that would need to be eliminated.

The pro forma financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States. PTRC has been treated as the acquirer in the offer for accounting purposes. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.

Acquisition accounting is dependent upon certain valuations and other studies that have not yet been completed. Accordingly, the pro forma adjustments are based upon preliminary information available at the time of the preparation of this Form 8-K/A and have been made solely for the purposes of preparing the pro forma financial statements. Differences between these preliminary estimates and the final acquisition account may occur and these differences could have a material impact on the pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements do not reflect any cost savings or other synergies that the combined company may achieve as a result of the offer or the costs to integrate the operations of PTRC and Petro or the costs necessary to achieve these cost savings and other synergies. The effects of the foregoing items could, individually or in aggregate, materially impact the pro forma financial statements.

F-1

PETRO RIVER OIL CORP

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

January 31, 2013

	Petro River
	Oil Corporation	Petro	Pro Forma
	(“F/K/A Gravis”)	River Oil, LLC	Acquisition Adjustments	Note #	Consolidated

Assets
Current assets
Cash and cash equivalents	$47,675	$6,191,329	$-		$6,239,004
Accounts receivable, trade	-	81,465	-		81,465
Accounts receivable, related parties		984,658	(984,658)	2	-
Prepaid expenses and other current assets	76,829	3,397	-		80,226

Total current assets	124,504	7,260,849	(984,658)		6,400,695

Property, Plant and equipment	5,440	-	-		5,440

Other assets
Oil and Gas Assets	1,093,991	12,135,686	-		13,229,677
Reclamation deposits	25,000	-	-		25,000
Other assets	5,000	5,500	-		10,500
Total other assets	1,123,991	12,141,186	-		13,265,177

Total assets	$1,253,935	$19,402,035	$(984,658)		$19,671,312

Liabilities and Stockholder’s Equity
Current Liabilities
Convertible notes payable, current maturities	$9,574,642	$-	$(9,574,642)	1	$-
Accounts payable and accrued expenses	495,700	74,755	-		570,455
Related party payable	92,279	-	-		92,279
Accrued interest payable	2,899,905	1,277,572	(4,177,477)	1,2	-
Current portion of asset retirement obligations	213,303	-	-		213,303
Demand loans	950,000		(950,000)	2	-
Derivative liabilities, current portion	1,043,627	-	(1,043,627)	1	-

Total current liabilities	15,269,456	1,352,327	(15,745,746)		876,037

Convertible notes payable - long term	-	19,999,983	(19,999,983)	1	-
Asset retirement obligations, net of current portion	394,174	-	-		394,174
Derivative liabilities, net of current portion	2,232,930	-	(2,232,930)	1	-

Total liabilities	17,896,560	21,352,310	(37,978,659)		1,270,211

Commitments and contingencies Stockholder’s Equity
Preferred shares	2,467,956	-	(2,467,956)		-
Common shares (as combined 737,317,748)	79,016,425	-	(79,009,052)	1	7,373
Additional paid-in capital	54,543,263	-	(34,199,260)		20,344,003
Accumulated other comprehensive income	(229,863)	-	229,863		-
Accumulated deficit	(152,440,406)	(1,950,275)	152,440,406	1	(1,950,275)

Total Stockholder’s Equity	(16,642,625)	(1,950,275)	36,994,001		18,401,101

Total Liabilities and Stockholder’s Equity	$1,253,935	$19,402,035	$(984,658)		$19,671,312

See Notes to the Unaudited Pro Forma Consolidated Financial Information

F-2

PETRO RIVER OIL CORP

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Nine Months Ended January 31, 2013

	Petro River
	Oil Corporation	Petro	Pro Forma
	(“F/K/A Gravis”)	River Oil, LLC	Acquisition Adjustments	Note #	Consolidated

Revenues:
Oil and natural gas sales	$-	$101,450	$-		$101,450

Total revenues	-	101,450	-		101,450

Costs and expenses :
Operating	71,726	96,607	-		168,333
General and administrative expenses	1,431,826	570,050	-		2,001,876
Depreciation, depletion and accretion	40,215	80,481	0		120,696

Total costs and expenses	1,543,767	747,138	-		2,290,905

Operating income (loss)	(1,543,767)	(645,688)	-		(2,189,455)

Other income and (expenses)
Interest and dividend income	79,139	34,658	(34,658)	2	79,139
Interest expense	(1,675,556)	(1,277,572)	2,953,128	1,2	-
Amortization of deferred finance costs	(50,988)	-	50,988	1	-
Change in FMV derivative liability	(2,518,939)	-	2,518,939	1	-
Other income and (expenses)	(757)	-	-		(757)

Total other income (expenses)	(4,167,101)	(1,242,914)	5,488,397		78,382

Income (loss) before income taxes	(5,710,868)	(1,888,602)	5,488,397		(2,111,073)

Income tax expense (benefit)	-	-	-		-

Net loss	$(5,710,868)	$(1,888,602)	$5,488,397		$(2,111,073)

Weighted average number of shares
Basic and diluted	14,078,947				737,317,748

Loss per share
Basic and diluted	$(0.43)				$(0.00)

See Notes to the Unaudited Pro Forma Consolidated Financial Information

F-3

PETRO RIVER OIL CORP

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Period/Year Ended April 30, 2012

	Petro River
	Oil Corporation	Petro	Pro Forma
	(“F/K/A Gravis”)	River Oil, LLC	Acquisition Adjustments	Note #	Consolidated

Revenues:
Oil and natural gas sales	$436,386	$-	$-		$436,386

Total revenues	436,386	-	-		436,386

Costs and expenses :
Operating	1,963,969	16,065	-		1,980,034
Impairment of oil and gas assets	16,380,166	-	-		16,380,166
General and administrative expenses	1,890,791	45,608	-		1,936,399
Depreciation, depletion and accretion	333,614	-	-		333,614

Total costs and expenses	20,568,540	61,673	-		20,630,213

Operating income (loss)	(20,132,154)	(61,673)	-		(20,193,827)

Other income and (expenses)
Interest and dividend income	18,580	-	-		18,580
Interest expense	(3,856,833)	-	3,856,833	1	-
Extinguishment of debt	300,000	-	(300,000)	1	-
Change in FMV derivative liability	13,573,776	-	(13,573,776)	1	-
Other income and (expenses)	(6,849)	-	-		(6,849)

Total other income (expenses)	10,028,674	-	(10,016,943)		11,731

Income (loss) before income taxes	(10,103,480)	(61,673)	(10,016,943)		(20,182,096)

Income tax expense (benefit)	-	-	-		-

Net loss	(10,103,480)	(61,673)	(10,016,943)		(20,182,096)

Weighted average number of shares
Basic and diluted	14,078,947				737,317,748

Loss per share
Basic and diluted	$(1.12)				$(0.03)

See Notes to the Unaudited Pro Forma Consolidated Financial Information

F-4

PETRO RIVER OIL CORP
Notes to Unaudited Pro Forma Consolidated Statements of Operations

1. Basis of Presentation

The following unaudited pro forma consolidated financial statements of Petro River Oil Corp, formally known as Gravis Oil Corporation, (the “Company”) and Petro River Oil, LLC (“Petro River”) are provided to assist you in your analysis of the financial aspects of the proposed consolidated entity on a non-generally accepted accounting principle basis.

The unaudited pro forma consolidated statements of operations for the year ended April 30, 2012 and the nine months ended January 31, 2013 combined the historical statements of operations of the Company for the year ended April 30, 2012 with the Inception to April 30, 2012 historical statements of operations of Petro River and the nine month period May 1, 2012 to January 31, 2013 of Petro River.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company and Petro River as of January 31, 2013.

The pro forma is presented as if the below transaction was accounted for as a reverse acquisition. Petro River is deemed the accounting acquirer while the Company remains the legal acquirer.

2. Acquisition of Petro River LLC

The Share Exchange Transaction

On April 23, 2013, the Company executed and consummated a securities purchase agreement by and among the Company, Petro River, the holders of outstanding secured promissory notes of Petro (the “Notes”), the members (the “Petro Members”) of Petro River holding membership interests in Petro River(the “Membership Interests”), and Mega Partners 1 LLC (“Mega Partners” and together with the Petro Note holders and the Petro Members, the “Investors”), the holders of working interests (the “Working Interests” and together with the Notes and the Membership Interests, the “Acquired Securities”) sold by the Company (the “Securities Purchase Agreement” and the transaction, the “Share Exchange”).

In the Share Exchange, the Investors exchanged their Acquired Securities for 591,021,011newly issued shares of common stock of the Company (“Common Stock”). As a result, upon completion of the Share Exchange, Petro River became the Company’s wholly-owned subsidiary.

As a result of the Share Exchange, the Company acquired 100% of the member units of Petro River and consequently, control of the business and operations of Petro River. Petro River is deemed the accounting acquirer while the Company remains the legal acquirer. The value of the equity shares issued for consideration were valued at $0.40 per share which was the market value at the date of acquisition. The aggregate fair value of these shares approximated the fair value of the net assets acquired, and in conclusion, the goodwill associated with the transaction was deemed immaterial.

F-5

Omnibus Waiver and Amendment

On March 8, 2013, we entered into a Second Omnibus Waiver and Modification Agreement (the “Second Waiver Agreement”) with holders of our outstanding series A warrants (“Series A Warrants”), series B preferred stock (“Preferred Stock”), series B warrants (“Series B Warrants”), subordinated secured debentures (“Debentures”), secured promissory notes (“Secured Notes”), series C warrants (“Series C Warrants”), secured promissory notes (“Promissory Notes”) and series D warrants (“Series D Warrants” and collectively with the Series A Warrants, Preferred Stock, Series B Warrants, Debentures, Secured Notes, Series C Warrants and Promissory Notes, the “Convertible Securities”).

As the Share Exchange did not occur on or prior to April 15, 2013, on April 15, 2013, we entered into a Third Omnibus Waiver and Modification Agreement (the “Third Waiver Agreement”) with holders of the Convertible Securities. The Third Waiver Agreement incorporated all of the terms of the Second Waiver Agreement, except that it allowed for the Share Exchange to be completed no later than April 19, 2013, which date could be extended by Scot Cohen on behalf of the holders of the Convertible Securities to no later than April 26, 2013. In addition, the Third Waiver Agreement imposed a 90 day lock-up period from the Closing Date (the “Initial Lock-Up Period”), during which time the holders cannot sell, transfer or dispose of the Common Stock issuable upon conversion of the Convertible Securities. After the Initial Lock-Up Period, the Third Waiver Agreement imposes a 90 day leak-out period, during which time, the holders of the Convertible Securities cannot sell, transfer of dispose of more than 10% the Common Stock owned by such holder issuable upon conversion of the Convertible Securities, on a cumulative basis, during any 30 day period.

Completion of Acquisition or Disposition of Assets

On April 23, 2013, the Company acquired the Membership Interests of Petro River pursuant to the Securities Purchase Agreement. As a result of the Share Exchange, the business of Petro River became our principal business. Petro River is an emerging oil and gas producer focusing on assets in the Southeast Kansas region of the Mississippi Lime. Petro owns approximately 115,000 gross acres (85,000 net acres) with five producing oil and gas wells, in which Petro River owns a 50% working interest and 40% net revenue interest.

3. Pro-forma Adjustments

The pro-forma financial statements give effect to the following transactions as if they had occurred on the first day of the periods presented:

1.	Upon close of the Petro River Acquisition, the Company converted $3,378,182 Junior Notes and accrued interest into 26,241,392 shares of the Company’s common stock, converted $3,296,422 Senior I Notes and accrued interest into 25,577,986 shares of the Company’s common stock, converted $5,927,831 Senior II Notes and accrued interest into 45,480,165 shares of the Company’s common stock, and converted 17,599 shares of Preferred Stock and accrued dividends into 19,165,061 shares of common stock.

The derivative liabilities embedded in the outstanding financial instruments ceased to exist and the derivative were re-classified to additional paid in capital in accordance with accounting standards generally accepted in the United States.

F-6

The pro-forma financial statements assumed these conversions occurred during the first of the year presented. All interest expense, accretion of debt discount and amortization of deferred financing costs were reverse out of the pro-forma statement of operations.

2.	Upon close of the Petro River transaction, the Company eliminated all demand loans and related interest between Petro River Oil Company and Petro River Oil, LLC.

F-7